Exhibit 99.3

UNAUDITED PRO FORMA FINANCIAL STATEMENTS

On May 17, 2019, Catalent, Inc. (“Catalent” and, together with its subsidiaries, the “Company”), through its wholly owned subsidiary Catalent Holdco I Inc. (“Merger Sub”), a wholly owned subsidiary of Catalent Pharma Solutions, Inc. (in such capacity, “Buyer”), completed its previously announced acquisition of Paragon Bioservices, Inc. (“Paragon”), pursuant to the merger of Merger Sub with and into Paragon (the “Merger”), with Paragon continuing as the surviving company in the Merger and as an indirect, wholly owned subsidiary of Buyer.

The acquisition was completed in accordance with the Agreement and Plan of Merger, dated as of April 14, 2019 (as amended, the “Merger Agreement”), by and among Buyer, Merger Sub, Paragon, Pearl Shareholder Representative, LLC, as representative of the Company Securityholders (as defined in the Merger Agreement), and, solely with respect to Sections 4.12 (solely with respect to the Equity Financing (as defined in the Merger Agreement)) and 8.19 of the Merger Agreement, Catalent.

The purchase price was $1.2 billion in cash, subject to customary escrow arrangements and a purchase price adjustment related to, among other things, the amount of Paragon’s working capital (as adjusted, the “Closing Payment”). The Company financed the portion of the Closing Payment due at the closing of the Merger and related fees and expenses with the net proceeds of the Preferred Stock Issuance and the Incremental Dollar Term Loans (each as defined below).

As previously disclosed, Catalent entered into an equity commitment and investment agreement, dated as of April 14, 2019 (the “Investment Agreement”), with Green Equity Investors VII, L.P. and Green Equity Investors Side VII, L.P. (together, the “Funds”), both affiliates of Leonard Green & Partners, L.P., with respect to the issuance and sale of 650,000 shares of Catalent’s Series A preferred stock, par value $0.01 per share (the “Series A Preferred Stock”), for an aggregate purchase price of $650 million, or $1,000 per share (such issuance and sale, the “Preferred Stock Issuance”). The Series A Preferred Stock ranks senior to Catalent’s shares of common stock, par value $0.01 per share (the “Common Stock”), with respect to dividend rights and rights upon the voluntary or involuntary liquidation, dissolution, or winding up of the affairs of Catalent. The Series A Preferred Stock initially has a stated value of $1,000 per share (as such value may be adjusted in accordance with the terms of the certificate of designation filed with the Delaware Secretary of State with respect to the Series A Preferred Stock, the “Stated Value”). Holders of shares of the Series A Preferred Stock are entitled to receive cumulative dividends payable quarterly against the Stated Value at a rate of 5.00% per annum (the “Series A Preferred Stock Dividend”), subject to adjustment based on the relative and absolute price performance of the Common Stock (the “Dividend Adjustment”) as set forth in the certificate of designation.

Also on the closing date of the Merger, Catalent Pharma Solutions, Inc., as borrower (in such capacity, the “Borrower”), entered into Amendment No. 4 to the Amended and Restated Credit Agreement (the “Credit Agreement Amendment”) by and among the Borrower, PTS Intermediate Holdings LLC (“Holdings”), the subsidiaries of Holdings party thereto (together with Holdings, the “Guarantors”), JP Morgan Chase Bank, N.A., as the administrative agent, collateral agent, swing line lender, and letter of credit issuer, and the lenders and other parties thereto, which Credit Agreement Amendment amends that certain Amended and Restated Credit Agreement, dated as of May 20, 2014, by and among the Borrower, Holdings, the guarantors party thereto, JP Morgan Chase Bank, N.A., as the administrative agent, collateral agent, swing line lender and successor to the former agent specified therein, and the lenders and other parties thereto (as amended by Amendment No. 1 dated as of December 1, 2014, Amendment No. 2 dated as of December 9, 2016, Amendment No. 3 dated as of October 18, 2017, and the Credit Agreement Amendment, the “Credit Agreement”). Pursuant to the Credit Agreement Amendment: (i) the Borrower borrowed $950 million aggregate principal amount through incremental U.S. dollar-denominated term loans (the “Incremental Dollar Term Loans”) and (ii) the existing revolving credit commitments of $200 million were replaced by new revolving credit commitments of $550 million (the “Incremental Revolving Credit Commitments”). The Incremental Dollar Term Loans constitute a new class of dollar term loans under the Credit Agreement with the same principal terms as the existing U.S. dollar-denominated term loans under the Credit Agreement (including: (A) an interest rate margin for eurodollar rate loans of 2.25% per annum (with a eurodollar rate floor of 1.00%) and 1.25% per annum for base rate loans and (B) quarterly 0.25% amortization), except the maturity date for the Incremental Dollar Term Loans is the earlier of (1) May 17, 2026 and (2) the 91st day prior to the maturity of the Borrower’s 4.75% senior unsecured notes due 2024 (the “2024 Senior Notes”) or a permitted refinancing thereof, if on such 91st day any of the 2024 Senior Notes remain outstanding. The Incremental Revolving Credit Commitments constitute revolving credit commitments under the Credit Agreement with the same principal terms as the previously existing revolving credit commitments under the Credit Agreement, except the maturity date for all revolving loans is now the earlier of (1) May 17, 2024 and (2) the 91st day prior to the maturity of any dollar term loans or euro term loans under the Credit Agreement, or any permitted refinancing thereof, if on such 91st day any of such dollar term loans or euro term loans remain outstanding. The proceeds of the Incremental

Dollar Term Loans were used to pay a portion of the Closing Payment, related fees and expenses, and a voluntary prepayment of $300 million principal amount of existing U.S. dollar-denominated term loans outstanding under the Credit Agreement.

The Preferred Stock Issuance and the Credit Agreement Amendment, including the application of the proceeds of the Incremental Dollar Term Loans as described above, are collectively referred to as the “Financing Transactions.” The Merger and the Financing Transactions are collectively referred to as the “Transactions.”

The unaudited pro forma condensed combined balance sheet gives effect to the Transactions as if they had closed on March 31, 2019. The unaudited pro forma condensed combined statements of operations gives effect to the Transactions as if they had closed on July 1, 2017.

Catalent’s fiscal year ends on June 30, while Paragon’s, prior to the Merger, ended on December 31. Pursuant to Rule 11-02(c)(3) of Regulation S-X under the Securities Act of 1933, as amended (the “Securities Act”), the fiscal years have been conformed to have a fiscal year end of June 30 for the purpose of presenting summary unaudited pro forma condensed combined financial statements, because the two fiscal year ends are separated by more than 93 days.

The unaudited pro forma condensed combined balance sheet as of March 31, 2019 combines the amounts in the Company’s unaudited consolidated balance sheet as of March 31, 2019 with the amounts in the unaudited balance sheet of Paragon as of March 31, 2019.

The unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2019 combines the amounts in the Company’s unaudited consolidated statement of operations for the nine months ended March 31, 2019 with the amounts in the unaudited statement of operations of Paragon for the nine months ended March 31, 2019. The unaudited statement of operations of Paragon for the nine months ended March 31, 2019 is derived by adding the amounts in the unaudited statement of operations of Paragon for the three months ended March 31, 2019 to the amounts in the audited statement of operations of Paragon for the year ended December 31, 2018 and subtracting the amounts in the unaudited statement of operations of Paragon for the six months ended June 30, 2018.

The unaudited pro forma condensed combined statement of operations for the year ended June 30, 2018 combines the amounts in the Company’s audited consolidated statement of operations for the year ended June 30, 2018 with the amounts in the unaudited statement of operations of Paragon for the twelve months ended June 30, 2018. The unaudited statement of operations of Paragon for the twelve months ended June 30, 2018 is derived by adding the amounts in the unaudited statement of operations of Paragon for the six months ended June 30, 2018 to the amounts in the audited statement of operations of Paragon for the year ended December 31, 2017 and subtracting the amounts in the unaudited statement of operations of Paragon for the six months ended June 30, 2017.

The historical financial data described above is adjusted in the unaudited pro forma condensed combined financial statements to give effect to the unaudited pro forma adjustments that are (1) directly attributable to the Transactions, (2) factually supportable, and (3) with respect to the unaudited pro forma condensed combined statements of operations, expected to have a continuing impact on the Company’s consolidated operating results. The unaudited pro forma adjustments are based upon available information and certain assumptions that the Company’s management believes are reasonable. Assumptions underlying the pro forma adjustments are described in the accompanying notes, which should be read in conjunction with the unaudited pro forma condensed combined financial data.

The unaudited pro forma condensed combined balance sheet does not purport to reflect what the Company’s consolidated financial condition would have been had the Transactions closed on March 31, 2019 or for any future or historical period. The unaudited pro forma condensed combined statements of operations are not necessarily indicative of operating results that would have been achieved had the Transactions been completed as of July 1, 2017 and are not intended to project the Company’s future consolidated financial results after the Transactions. The unaudited pro forma condensed combined statements of operations and balance sheet do not reflect the cost of any integration activities or benefits from the Merger that may be derived, either or both of which may have a material effect on the Company’s consolidated results in periods following completion of the Merger.

The unaudited pro forma condensed combined financial data should be read in conjunction with the following information:

•	the notes to the unaudited pro forma condensed combined financial data set forth herein;

•

Item 1.01 of Catalent’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on April 17, 2019, including Exhibits 2.1 and 10.1 thereto, which describes the Merger and certain related transactions;

•

Item 1.01 of Catalent’s Current Report on Form 8-K filed with the SEC on May 22, 2019, including Exhibits 3.1, 10.3, and 10.4 thereto, which describes, among other things, the closing of the Merger, the Preferred Stock Issuance and the Credit Agreement Amendment;

•

the Company’s audited consolidated financial statements as of June 30, 2018 and for the years ended June 30 2018, 2017, and 2016, which are included in Catalent’s Annual Report on Form 10-K for the year ended June 30, 2018, as filed with the SEC;

•

the Company’s unaudited consolidated financial statements as of and for the nine months ended March 31, 2019, which are included in Catalent’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2019, as filed with the SEC;

•

the audited financial statements of Paragon as of and for the year ended December 31, 2018, which are included in Exhibit 99.1 to the Current Report on Form 8-K/A to which these unaudited pro forma financial statements are an exhibit (the “Paragon Form 8-K/A”); and

•	the unaudited financial statements of Paragon as of and for the three months ended March 31, 2019, which are included in Exhibit 99.2 to the Paragon Form 8-K/A.

Unaudited Pro Forma Condensed Combined Balance Sheet

As of March 31, 2019

(dollars in millions)

	Catalent, Inc.	Paragon	Reclassification Adjustments (a)	Financing Transactions Adjustments		Purchase Accounting Adjustments		Pro Forma
ASSETS
Current assets:
Cash and cash equivalents	$227.9	$19.2	$—	$1,278.2	(b)	$(1,188.5	) (c)	$336.8
Trade receivables, net	583.5	37.3	—	—		—		620.8
Inventories	247.0	2.5	13.5	—		—		263.0
Prepaid expenses and other	85.3	17.0	(13.5)	—		—		88.8

Total current assets	1,143.7	76.0	—	1,278.2		(1,188.5)		1,309.4
Property, plant, and equipment, net	1,301.5	132.4	(0.6)	—		13.9	(d)	1,447.2
Other assets:
Goodwill	1,409.3	—	—	—		863.8	(e)	2,273.1
Other intangibles, net	554.4	—	0.6	—		398.3	(f)	953.3
Deferred income taxes	30.1	—	5.7	—		—		35.8
Other	54.1	7.2	(5.7)	—		—		55.6

Total assets	$4,493.1	$215.6	$—	$1,278.2		$87.5		$6,074.4

LIABILITIES, REDEEMABLE PREFERRED STOCK, AND SHAREHOLDERS’ EQUITY
Current liabilities:
Current portion of long-term obligations and other short-term borrowings	$70.3	$1.4	$9.9	$—		$—	(g)	$81.6
Accounts payable	202.3	13.1	—	—		—		215.4
Capital lease obligations	—	9.9	(9.9)	—		—		—
Deferred revenue	—	64.7	—	—		(4.6	) (i)	60.1
Other accrued liabilities	252.8	14.2	—	—		(0.2	) (j)	266.8

Total current liabilities	525.4	103.3	—	—		(4.8)		623.9
Long-term obligations, less current portion	2,116.3	15.2	77.4	636.9	(k)	(2.8	) (k)	2,843.0
Capital lease obligations	—	77.4	(77.4)	—		—		—
Derivative liabilities	—	—	—	39.7	(h)	—		39.7
Deferred revenue	—	12.1	—	—		(1.0	) (i)	11.1
Deferred rent	—	0.3	—	—		(0.3	) (l)	—
Pension liability	128.5	—	—	—		—		128.5
Deferred income taxes	32.7	—	—	—		100.1	(m)	132.8
Other liabilities	69.5	—	—	—		—		69.5

Mezzanine equity:
Redeemable preferred stock	—	—	—	606.6	(n)	—		606.6

Shareholders’ equity/(deficit):
Common stock	1.5	—	—	—		—		1.5
Preferred stock	—	1.0	—	—		(1.0	) (p)	—
Additional paid-in capital	2,739.2	25.8	—	—		(15.7	) (o),(p)	2,749.3
Accumulated deficit	(790.7)	(19.5)	—	(5.0	) (p)	13.0	(o),(p)	(802.2)
Accumulated other comprehensive income/(loss)	(329.3)	—	—	—		—		(329.3)

Total shareholders’ equity	1,620.7	7.3	—	(5.0)		(3.7)		1,619.3

Total liabilities, redeemable preferred stock, and shareholders’ equity	$4,493.1	$215.6	$—	$1,278.2		$87.5		$6,074.4

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Nine Months Ended March 31, 2019

(dollars in millions, except per share data)

	Catalent, Inc.	Paragon (Note 1)	Reclassification Adjustments (a)	Financing Transactions Adjustments	Purchase Accounting Adjustments		Other Pro Forma Adjustments		Pro Forma
Net revenue	$1,792.3	$92.3	$—	$—	$—		$(5.6	) (g)	$1,879.0
Cost of sales	1,243.7	60.7	—	—	0.7	(d),(f)	(5.0	) (g)	1,300.1

Gross margin	548.6	31.6	—	—	(0.7)		(0.6)		578.9
Selling, general, and administrative expenses	368.6	16.5	1.3	—	22.3	(c),(d),(f)	7.1	(h)	415.8
Impairment charges and (gain)/loss on sale of assets	2.7	—	—	—	—		—		2.7
Restructuring and other	12.9	—	—	—	—		—		12.9

Operating earnings	164.4	15.1	(1.3)	—	(23.0)		(7.7)		147.5
Interest expense, net	80.0	—	3.4	24.7 (b)	(0.4	) (e),(f)	—		107.7
Other (income)/expense, net	3.9	6.2	(4.7)	—	—		—		5.4

Earnings from operations before income taxes	80.5	8.9	—	(24.7)	(22.6)		(7.7)		34.4
Income tax expense/(benefit)	14.2	(4.8)	—	—	—		(13.7	) (i)	(4.3)

Net earnings	$66.3	$13.7	$—	$(24.7)	$(22.6)		$6.0		$38.7

Earnings per share
Basic
Net earnings	$0.46								$0.09	(j)
Diluted
Net earnings	$0.46								$0.09	(j)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Unaudited Pro Forma Condensed Combined Statement of Operations

For the Year Ended June 30, 2018

(dollars in millions, except per share data)

	Catalent, Inc.	Paragon (Note 1)	Reclassification Adjustments (a)	Financing Transactions Adjustments	Purchase Accounting Adjustments		Other Pro Forma Adjustments		Pro Forma
Net revenue	$2,463.4	$71.7	$—	$—	$—		$—		$2,535.1
Cost of sales	1,710.8	53.5	—	—	1.8	(d),(f)	—		1,766.1

Gross margin	752.6	18.2	—	—	(1.8)		—		769.0
Selling, general, and administrative expenses	462.6	12.5	1.0	—	29.8	(c),(d),(f)	10.4	(h)	516.3
Impairment charges and (gain)/loss on sale of assets	8.7	—	—	—	—		—		8.7
Restructuring and other	10.2	—	—	—	—		—		10.2

Operating earnings	271.1	5.7	(1.0)	—	(31.6)		(10.4)		233.8
Interest expense, net	111.4	—	4.0	32.9 (b)	(2.5	) (e),(f)	—		145.8
Other (income)/expense, net	7.7	4.8	(5.0)	—	—		—		7.0

Earnings from operations before income taxes	152.0	0.9	—	(32.9)	(29.1)		(10.4)		80.5
Income tax expense/(benefit)	68.4	—	—	—	—		(18.1	) (i)	50.3

Net earnings	$83.6	$0.9	$—	$(32.9)	$(29.1)		$7.7		$30.2

Earnings per share
Basic
Net earnings	$0.64								$(0.02	) (j)
Diluted
Net earnings	$0.63								$(0.02	) (j)

See accompanying notes to the unaudited pro forma condensed combined financial statements.

Notes to the Unaudited Pro Forma Condensed Combined Financial Statements

Note 1 - Basis of Presentation

The historical consolidated financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) and are shown in U.S. dollars.

As Paragon’s fiscal year of December 31 differs from Catalent’s fiscal year of June 30, in order for the pro forma results to be comparable to Catalent’s, the Paragon statements of operations for the nine months ended March 31, 2019 and the year ended June 30, 2018 were calculated as follows:

For the nine months ended March 31, 2019

(in millions)	Three months ended March 31, 2019	+	Year ended December 31, 2018	-	Six months ended June 30, 2018	=	Nine months ended March 31, 2019
Net revenue	$34.1		$101.1		$42.9		$92.3
Cost of sales	19.6		71.7		30.6		60.7

Gross margin	14.5		29.4		12.3		31.6
Selling, general, and administrative expenses	7.3		16.0		6.8		16.5
Impairment charges and (gain)/loss on sale of assets	—		—		—		—
Restructuring and other	—		—		—		—

Operating earnings	7.2		13.4		5.5		15.1
Other (income)/expense, net	3.2		7.7		4.7		6.2

Earnings from operations before income taxes	4.0		5.7		0.8		8.9
Income tax expense/(benefit)	0.9		(5.7)		—		(4.8)

Net earnings	$3.1		$11.4		$0.8		$13.7

For the year ended June 30, 2018

(in millions)	Six months ended June 30, 2018	+	Year ended December 31, 2017	-	Six months ended June 30, 2017	=	Year ended June 30, 2018
Net revenue	$42.9		$52.3		$23.5		$71.7
Cost of sales	30.6		40.1		17.2		53.5

Gross margin	12.3		12.2		6.3		18.2
Selling, general, and administrative expenses	6.8		10.9		5.2		12.5
Impairment charges and (gain)/loss on sale of assets	—		—		—		—
Restructuring and other	—		—		—		—

Operating earnings	5.5		1.3		1.1		5.7
Other (income)/expense, net	4.7		2.4		2.3		4.8

Earnings from operations before income taxes	0.8		(1.1)		(1.2)		0.9
Income tax expense/(benefit)	—		—		—		—

Net earnings	$0.8		$(1.1)		$(1.2)		$0.9

Note 2 - Preliminary Purchase Price Allocation

As described above, the aggregate purchase price for the Merger was $1.2 billion in cash, subject to customary escrow arrangements and a purchase price adjustment related to, among other things, the amount of Paragon’s working capital.

The Merger is accounted for as a business combination in accordance with the Financial Accounting Standards Board Accounting Standards Codification (“ASC”) 805, Business Combinations, which requires the establishment of a new basis of accounting for all identifiable assets acquired and liabilities assumed at fair value as of the Merger completion date. Accordingly, the cost to acquire such interests will be allocated to the underlying net assets based on their respective fair values. Any excess of the purchase price over the estimated fair value of the net assets acquired will be recorded as goodwill. The allocation of the purchase price to all identifiable intangible and tangible assets acquired and liabilities assumed reflected in the unaudited pro forma condensed combined financial statements is based on preliminary estimates of fair value as of March 31, 2019 using assumptions that the Company’s management believes are reasonable based on currently available information. The amounts set forth in the table below are preliminary and subject to revision based on the final determinations of the purchase price following any post-closing adjustment and of fair value and the final allocation of the purchase price to the assets and liabilities of Paragon, and the revisions could be material. We have one year from the closing date of the Merger to finalize these amounts:

Preliminary Purchase Price Allocation

(dollars in millions)
Preliminary purchase price:
Cash paid at closing	$1,182.1
Non-cash consideration	10.0

Total estimated purchase price	$1,192.1

Preliminary purchase price allocation
Property, plant, and equipment	$145.7
Intangible assets	398.9
Other net assets	(45.0)
Deferred revenue	(71.2)
Deferred income taxes	(100.1)
Goodwill	863.8

Total	$1,192.1

Note 3 - Financing Transactions

As described above, the Company financed the portion of the Closing Payment due at the closing of the Merger and related fees and expenses with the net proceeds of the Financing Transactions. Net proceeds from the Preferred Stock Issuance approximated $646.3 million. Net proceeds from the Credit Agreement Amendment approximated $932.1 million, of which $632.0 million was used to finance a portion of the Closing Payment.

Note 4 - Conforming Accounting Policies

Effective July 1, 2018, the Company adopted Accounting Standards Update (“ASU”) 2014-09, Revenue from Contracts with Customers, which was codified as ASC 606 (“ASC 606”), using the modified retrospective approach applied to contracts that were not completed as of the effective date. The Company recorded a cumulative effect adjustment to the fiscal 2019 opening balance of its accumulated deficit upon adoption of this guidance, which decreased beginning accumulated deficit by $15.1 million. This impact is reflected in the unaudited pro forma condensed combined balance sheet as of March 31, 2019.

Prior to the Merger, Paragon was not required to adopt ASC 606 until January 1, 2019. However, as a result of the Merger and for purposes of preparing the pro forma condensed combined statement of operations for the nine months ended March 31, 2019, Paragon was required to adopt ASC 606 effective July 1, 2018 to conform to the Company’s adoption date. The impact of Paragon’s adoption of ASC 606 as of July 1, 2018 resulted in decreases in net revenue and cost of sales of $5.6 million and $5.0 million, respectively, which are reflected in the unaudited pro forma condensed combined statement of operations for the nine months ended March 31, 2019.

Following the Merger, apart from the impact of adopting ASC 606 as described above, the Company will conduct a review of Paragon’s accounting policies in an effort to determine if differences in accounting policies require reclassification of Paragon’s results of operations or reclassification of assets or liabilities to conform to the Company’s accounting policies and classifications. As a result of that review, the Company may identify differences between the accounting policies of the two companies that, when conformed, could have a material impact on these unaudited pro forma condensed combined financial statements. The Company is not currently aware of any material difference between the accounting policies of the two companies, and, accordingly, these unaudited pro forma condensed combined financial statements do not assume any material difference in accounting policies between the two companies, other than certain financial statement reclassifications described in Note 5.

Note 5 – Pro Forma Adjustments

The adjustments described below are alphabetically identified in the footnotes of the unaudited pro forma condensed combined financial statements. This note should be read in conjunction with Note 1 - Basis of Presentation, Note 2 - Preliminary Purchase Price Allocation, Note 3 - Financing Transactions, and Note 4 - Conforming Accounting Policies.

Adjustments to the unaudited pro forma condensed combined balance sheet

(a)	Represents reclassifications to conform to the basis of presentation for the Company’s consolidated balance sheet, which have no effect on the net equity of Paragon, and relate to:

i.	A reclassification of $0.6 million of internal-use software assets from property, plant, and equipment, net to other intangibles, net;

ii.	A reclassification of $5.7 million of deferred income taxes from other to deferred income taxes;

iii.	A reclassification of $9.9 million of short-term capital lease obligations from capital lease obligations to current portion of long-term obligations and other short-term borrowings;

iv.	A reclassification of $77.4 million of long-term capital lease obligations from capital lease obligations to long-term obligations, less current portion; and

v.	A reclassification of $13.5 million of inventory from prepaid expenses and other to inventories.

(b)	Represents an increase in cash and cash equivalents of $1,278.2 million, which relates to the Financing Transactions, calculated as:

i.	An increase of $650.0 million to reflect the gross proceeds raised by the Preferred Stock Issuance;

ii.	A decrease of $3.7 million to reflect fees related to the Preferred Stock Issuance;

iii.

An increase of $650.0 million to reflect the $950.0 million gross proceeds raised by the Incremental Dollar Term Loans, offset by the voluntary prepayment of $300.0 million principal amount of existing U.S. dollar-denominated term loans outstanding under the Credit Agreement; and

iv.	A decrease of $18.1 million to reflect original issue discount and debt issuance costs related to the Credit Agreement Amendment.

(c)	Represents a decrease in cash and cash equivalents of $1,188.5 million, which relates to the Merger, calculated as:

i.	A decrease of $1,182.1 million paid by us at the closing of the Merger; and

ii.	A decrease of $6.4 million to reflect other estimated Merger-related costs.

(d)	Represents an increase in property, plant, and equipment, net of $13.9 million calculated as:

i.

An increase of $10.3 million as a result of adjusting the historical book value of Paragon’s property, plant, and equipment assets, including capital leases, to the preliminary estimated fair value; and

ii.	An increase of $3.6 million as a result of the pay-off of a capital lease in connection with the Merger.

(e)	Represents the recognition of $863.8 million of goodwill for the excess of the preliminary purchase price over the preliminary estimated fair value of Paragon’s net assets.

(f)

Represents the recognition of $398.3 million of intangible assets, consisting of the preliminary value of customer relationships and the Paragon tradename, as a result of the Merger. The preliminary valuation of the customer relationships was calculated using the multi-period excess earnings method. The preliminary valuation of the Paragon tradename was calculated using the relief from royalty method.

(g)

Represents a decrease in current portion of long-term obligations and other short-term borrowings of $5.2 million due to certain of Paragon’s capital lease liabilities that were settled in connection with the Merger, offset by an increase in current portion of long-term obligations and other short-term borrowings of $5.2 million as a result of adjusting the historical book value of Paragon’s capital leases to the preliminary estimated fair value.

(h)

Represents the recognition of $39.7 million of the preliminary value of derivative liability related to the Dividend Adjustment feature of the Preferred Stock Issuance, valued using an option pricing model.

(i)	Represents a decrease in Paragon’s deferred revenue of $5.6 million as a result of adjusting the historical book value of such liabilities to the preliminary estimated fair value.

(j)	Represents a decrease in other accrued liabilities of $0.2 million for certain of Paragon’s debt and capital expenditures that were settled in connection with the Merger.

(k)	Represents an increase in long-term obligations, less current portion of $634.1 million, which relates to the Transactions, calculated as:

i.	An increase of $950.0 million to reflect the gross proceeds raised by the Incremental Dollar Term Loans, net of $13.1 million in related original issue discount and debt issuance costs;

ii.	A decrease of $300.0 million to reflect the voluntary prepayment of existing U.S. dollar-denominated term loans outstanding under the Credit Agreement;

iii.	An increase of $18.1 million as a result of adjusting the historical book value of Paragon’s capital leases to the preliminary estimated fair value; and

iv.	A decrease of $20.9 million for certain of Paragon’s debt and capital lease liabilities that were settled in connection with the Merger.

(l)	Represents the elimination of $0.3 million of Paragon’s long-term deferred rent in connection with the Merger.

(m)	Represents an increase in deferred tax liabilities of $100.1 million to reflect the new basis differences in the net assets acquired from Paragon.

(n)

Represents an increase in mezzanine equity of $606.6 million to reflect the gross proceeds of $650.0 million raised by the Preferred Stock Issuance, net of $3.7 million in fees related to the Preferred Stock Issuance and $39.7 million related to the Dividend Adjustment derivative liability. The Series A Preferred Stock is classified as mezzanine equity in the Company’s balance sheet as the shares of Series A Preferred Stock are contingently redeemable upon a change of control.

(o)	Represents an increase in the Company’s equity of $10.7 million as a result of the Transactions, calculated as follows:

i.	An increase in additional paid-in capital of $10.0 million for the non-cash consideration component of the Merger purchase price;

ii.	An increase in accumulated deficit of $5.0 million for debt issuance costs related to the Incremental Dollar Term Loans;

iii.	An increase in accumulated deficit of $0.3 million for certain of Paragon’s capital lease liabilities that were settled in connection with the Merger; and

iv.

An increase in accumulated deficit of $6.4 million to reflect other Merger-related costs, including fees and expenses payable with respect to the Incremental Dollar Term Loans and other legal and banking fees. These merger-related costs are non-recurring in nature and are directly attributable to the Transactions.

(p)	Represents a decrease in equity of $7.0 million due to the elimination of Paragon’s equity balance in connection with the Merger.

Adjustments to the unaudited pro forma condensed combined statements of operations

(a)

Represents reclassifications to conform to the basis of presentation for the Company’s consolidated statement of operations, which have no effect on the net income of Paragon for either the nine months ended March 31, 2019 or year ended June 30, 2018 and relate to other (income)/expense of $4.7 million and $5.0 million for the nine months ended March 31, 2019 and year ended June 30, 2018, respectively, which were reclassified as follows:

i.	$3.4 million and $4.0 million for the nine months ended March 31, 2019 and year ended June 30, 2018, respectively, were reclassified to interest expense, net;

ii.	$1.3 million and $1.0 million for the nine months ended March 31, 2019 and year ended June 30, 2018, respectively, were reclassified to selling, general, and administrative expenses; and

(b)

Represents the adjustments to interest expense for the nine months ended March 31, 2019 and year ended June 30, 2018 of $24.7 million and $32.9 million, respectively, in connection with the Incremental Dollar Term Loans and the non-cash amortization of the initial discount, debt issuance costs, and other associated finance costs, calculated as follows:

i.	An increase for the nine months ended March 31, 2019 and year ended June 30, 2018 of $23.3 million and $31.0 million, respectively, related to interest on the Incremental Dollar Term Loans; and

ii.

An increase for the nine months ended March 31, 2019 and year ended June 30, 2018 of $1.4 million and $1.9 million, respectively, related to the amortization of an aggregate $13.1 million of original issue discount and debt issuance costs incurred in connection with the Incremental Dollar Term Loans.

(c)

Represents amortization expense of intangible assets resulting from the Merger. The intangible assets represent commercial customer relationships with an estimated useful life of 15 years, development customer relationships with an estimated useful life of 11 years, and trade names with an estimated useful life of 5 years, which the Company will amortize on a straight-line basis. The estimated useful life was determined based on a review of the period over which economic benefit is estimated to be generated as well as additional factors. Factors considered include contractual life, the period over which a majority of cash flow is expected to be generated, and management’s view based on historical experience with similar assets. Total pro forma amortization expense recorded for the nine months ended March 31, 2019 and year ended June 30, 2018 was $22.1 million and $29.5 million, respectively. A 10% increase/decrease in the estimated fair value of intangibles will increase/decrease amortization by $2.2 million for the nine months ended March 31, 2019 and $3.0 million for the year ended June 30, 2018.

(d)

Represents a net adjustment to depreciation expense for the nine months ended March 31, 2019 and year ended June 30, 2018 of $0.5 million and $1.7 million, respectively, related to the preliminary estimated fair value of the property, plant, and equipment acquired in the Merger. The $0.5 million adjustment represents an increase of $0.4 million and $0.1 million to cost of sales and selling, general, and administrative expenses, respectively. The $1.7 million adjustment represents an increase of $1.5 million and $0.2 million to cost of sales and selling, general, and administrative expenses, respectively. The revised depreciation expense was calculated on a straight-line basis using the following estimated useful lives as determined by management: leasehold improvements-9 years; machinery and equipment-7 years; furniture, fixtures and equipment-7 years; computer and network software-5 years; and transportation equipment-6 years.

(e)

Represents the elimination of interest expense due to the Company’s paydown of Paragon’s indebtedness upon the Merger for the nine months ended March 31, 2019 and year ended June 30, 2018 of $1.2 million and $1.9 million, respectively.

(f)

Represents adjustments to amortization expense and interest expense as a result of adjusting the historical book value of Paragon’s capital leases to the preliminary estimated fair value, calculated as:

i.	An increase to cost of sales of $0.2 million and $0.3 million for the nine months ended March 31, 2019 and year ended June 30, 2018, respectively;

ii.	An increase to selling, general and administrative expenses of $0.1 million and $0.1 million for the nine months ended March 31, 2019 and year ended June 30, 2018, respectively; and

iii.	A change to interest expense, net of $0.8 million and $(0.6) million for the nine months ended March 31, 2019 and year ended June 30, 2018, respectively.

(g)

Represents the impact of Paragon’s deemed adoption of ASC 606 as of July 1, 2018 for the nine months ended March 31, 2019 resulting in a decrease in net revenue and cost of sales of $5.6 million and $5.0 million, respectively.

(h)

Represents the stock-based compensation expense adjustment for the nine months ended March 31, 2019 and year ended June 30, 2018 of $7.1 million and $10.4 million, respectively, related to the incremental expense directly attributable to the Merger that is expected to have a recurring impact over four years.

(i)

Represents the income tax expense/(benefit) adjustment for the nine months ended March 31, 2019 and year ended June 30, 2018 of $(13.7) million and $(18.1) million, respectively, resulting from tax-affecting the pro forma adjustments at the Company’s statutory tax rate of 25%, which includes the federal tax rate of 21% and state-blended rate of 4%.

(j)

Basic and diluted net earnings per share (“EPS”) are each calculated by dividing adjusted pro forma net earnings by the weighted average shares outstanding and diluted weighted average shares outstanding, respectively, for the nine months ended March 31, 2019 and year ended June 30, 2018:

i.

Basic EPS and diluted EPS are calculated for the nine months ended March 31, 2019 as $0.09 and $0.09, respectively. Pro forma net earnings are adjusted for the Series A Preferred Stock dividend rate and divided by the weighted average shares outstanding for purposes of calculating basic EPS.

ii.

Basic EPS and diluted EPS are calculated for the year ended June 30, 2018 as $(0.02) and $(0.02), respectively. The resulting basic EPS and diluted EPS are driven by an adjusted net loss, which reflects the impact of the Series A Preferred Stock dividend rate on pro forma net earnings and the weighted average shares outstanding.

Diluted EPS gives effect to all dilutive potential common shares outstanding during the period using the treasury stock method and convertible preferred stock using the if-converted method. In computing diluted EPS, the average stock price for the period is used in determining the number of shares assumed to be purchased from the exercise of stock options or warrants. Diluted EPS excludes all dilutive potential shares to the extent their effect is antidilutive.